TRI-PARTY ESCROW AGREEMENT (Knapp)

This is an Agreement among Near North National Title, LLC (Escrow Depository), having an office and place of business in Chicago, Illinois; AMB Financial Corporation, incorporated in Indiana (Corporation or Pledgor), and First Regional Bank, custodian FBO Clement B. Knapp, Jr. IRA (Lender or Pledgee).

Receipt of Shares Into Escrow

1.01. The Escrow Depository agrees to receive: (i) a stock certificate representing 562,063 Shares of American Savings FSB common stock (Shares) that are owned by Corporation and which have been pledged as collateral to Lender to secure a loan made by Lender to Corporation, as is evidenced by a Term Note, a copy of which is attached hereto as Exhibit 1, and a Collateral Pledge Agreement, a copy of which is attached hereto as Exhibit 2; and (ii) the executed stock power, a copy of which is attached hereto as Exhibit 3 (“Escrowed Documents”). The Escrow Depository agrees to hold and keep the Escrowed Documents in escrow in accordance with the terms and conditions of this Agreement and for the uses and purposes set forth in this Agreement and the Collateral Pledge Agreement attached hereto as Exhibit 2.

Transfers During Escrow

2.01. During the time that the Escrowed Documents described in Paragraph 1.01 remain in escrow, the Corporation, the Lender/Pledgee, and the Escrow Depository agree that no sale or transfer or other disposition of the Escrowed Documents or any interest in the Escrowed Documents shall be consummated, nor shall any consideration be received for the Escrowed Documents

Duration of Agreement

3.01. Subject to the occurrence of a Default as provided for in Paragraph 3.07, the Escrow Depository is authorized and instructed to hold the certificate representing the Escrowed Documents described in Paragraph 1.01 in escrow until the Escrow Depository has been furnished a written notice from Lender/Pledgee indicating that Corporation has fully paid the Term Note secured by the pledge of said Escrowed Documents as collateral, at which time said Escrowed Documents shall be immediately released and returned to Corporation/Pledgor.

3.02. Voting rights. During the term of this pledge, and so long as Pledgor is not in default in the performance of any term of this agreement or in the payment of the principal or interest of the Term Note according to its terms, Pledgor may vote the pledged shares on all corporate questions, and Pledgee shall, if necessary, execute due and timely proxies in favor of Pledgor to this end. As long as Pledgor shall not be in default on the payment of principal and interest on the Term Note, neither Pledgee nor Custodian shall be entitled to exercise any control over American Savings, FSB by reason of the subject loan, pledge and related matters. If the Pledgor defaults on a Term Note, the Pledgee/Lender shall be entitled to vote the pledged shares on all corporate questions so long as Company shall remain in default, but only to the extent permitted by applicable law and regulations, including Part 574 of the OTS Regulations, with Pledgor retaining the remaining voting rights.

3.03. Representations. Pledgor warrants and represents that, except as required by applicable law or regulations including Part 574 of the OTS Regulations, there are no restrictions upon the transfer of any pledged shares, other than may appear on the face of the certificate, and that Pledgor is the sole shareholder of American Savings, FSB and has the right to transfer such shares free of any encumbrances.

3.04. Adjustments. If, during the term of this pledge, any share dividend, reclassification, readjustment, or other change is declared or made in the capital structure of the company not incident to American Savings, FSB’s normal operations as a depository institution, all new, substituted, and additional shares, or other securities, issued by reason of any such change shall be delivered to and held by Escrow Depository under the terms of this agreement in the same manner as the shares originally pledged hereunder. Notwithstanding any other statement herein to the contrary, as long as Pledgor is not in default of the Term Note, (i) American Savings, FSB shall be entitled to declare and pay such cash dividends as it determines in its discretion, (ii) Pledgor shall be entitled to receive such cash dividends immediately on payments, and (iii) Pledgee and Escrow Depository shall have no rights with respect to such dividends.

3.05. Warrants and rights. If, during the term of this pledge, subscription warrants or any other rights or options are issued in connection with the pledged shares, Pledgee shall immediately assign the pledged warrants, rights, or options to Pledgor. If exercised by Pledgor, all new shares or other securities so acquired by Pledgor shall be immediately assigned to Pledgee and delivered to Escrow Depository to be held under the terms of this agreement in the same manner as the shares originally pledged hereunder.

3.06. Payment of loan. Upon full payment of the principal and interest of the Term Note secured by the collateral held in escrow pursuant hereto, the Lender/Pledgee shall immediately (within two (2) business days) provide written notice to Escrow Depository that said Term Note has been fully repaid, and shall authorize and direct the Escrow Depository to transfer and return to Pledgor all the pledged shares and all rights received by Pledgee, if any, as a result of the original collateral pledge.

3.07. Default. The occurrence of any events of default under the terms of the Term Note shall constitute an Event of Default hereunder. Upon Pledgee’s written notification to Escrow Depository that the Corporation has defaulted under the Term Note, the Escrow Depository shall tender and deliver to the Pledgee the Escrowed Documents.

Escrow Fee

4.01. The fee of the Escrow Depository for its services under this Agreement shall be payable by the Corporation in monthly amounts of Seventy-Five Dollars ($75.00) until all of the Escrow Depository's duties under this Agreement have been satisfied, and, if the Escrow Depository's duties are satisfied at any time other than the end of a month, payable ratably for the portion of the last month the Escrow Depository acts under this Agreement.

Liability of Depository

5.01. The Escrow Depository shall not be liable for any action taken or omitted under this Agreement, except in the case of its willful misconduct or gross negligence. The Escrow Depository shall be entitled to consult with counsel of the Escrow Depository's own choosing.

If conflicting demands are made upon Escrowee or legal action in connection with this Escrow, Escrowee may withhold and stop all further proceedings without liability therefore, or Escrowee may file suit for interpleader or declaratory relief. If Escrowee is required to respond to any legal summons or proceedings, or if any action of interpleader or declaratory relief is brought by Escrowee, or if conflicting demands or notice by parties to this Escrow or by any other party or parties are served upon Escrowee, the undersigned jointly and severally agree to pay escrow fees and all costs, expenses, and attorney’s fees expended or incurred by Escrowee as a result of any of the above described events. The undersigned further agree to save Escrowee harmless as escrow holder under this Escrow from all losses and expenses, including reasonable attorney’s fees and court costs incurred by reason of any claim, demand, or action with respect to this Escrow.

Amendments

6.01. If applicable Federal banking law or regulations are changed, the Indiana Securities Law and the Rules of the Securities Commissioner promulgated under that law are amended, or if a new securities law is adopted that changes the provisions pertaining to the escrow of securities, then this Agreement may be amended at the request of the Corporation and the Lender/Pledgee to provide for changes in this Agreement consistent with the amended or new law or regulation.

Execution

7.01. The effectiveness of this Agreement is conditioned on its execution by all of the parties to the Agreement. The Agreement may be signed in counterparts and on different dates by the various parties to the Agreement with the same force and effect as though the parties had all signed one instrument on the same date.

Miscellaneous

8.01. Public Disclosure. The parties hereto agree, subject to applicable law, to make no public disclosure regarding the loan, pledge and related matters, without the other parties’ consent, which consent shall not be unreasonably withheld.

8.02.  Transferability. This Tri-Party Escrow Agreement and the rights hereunder are not assignable to a third party.

8.03.  Binding Agreement. This Tri-Party Escrow Agreement and all provisions hereof shall be binding upon and inure to the benefit of the parties’ respective successors, heirs and legal representatives and all other persons or entities claiming under or through each of them.

8.04.  Modification or Amendment. Neither this Tri-Party Escrow Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated orally nor may any of the Escrowed Documents be released, except by a written instrument, duly signed by or on behalf of the Pledgee hereunder.

8.05.  Paragraph Headings. The paragraph headings used herein are for convenience of reference only and shall not define or limit the provisions of this Tri-Party Escrow Agreement.

8.06.  Plural/Singular. As used in this Tri-Party Escrow Agreement, the singular shall include the plural, and the plural shall include the singular, the masculine, feminine and neuter pronouns shall be fully interchangeable, where the context requires.

In witness whereof, we have subscribed our names on the respective dates set forth next to our signatures.

NEAR NORTH NATIONAL TITLE LLC (Escrow Depository)

 By _____________________________[signature]     Date:_____________
 Printed Name:____________________
 Title:___________________________

222 N. LaSalle Street, Lobby Level
Chicago, Illinois 60601
Attention: Cindy O’Donohue
(312)419-3900
(312)419-0569fax
cindy.odonohue@nnnnt.com

AMB Financial Corporation  (Corporation/Pledgor)

By _____________________________[signature]     Date:_____________
Printed Name:____________________
 Title:___________________________

8230 Hohman Avenue
Munster, Indiana 46321
(219)836-5870

 First Regional Bank, custodian FBO Clement B. Knapp, Jr. IRA
(Lender/Pledgee )

 ________________________________[signature]     Date:_____________
 Address: P.O. Box 85410, San Diego, CA 92186-5410